                         ADVANCED MICRO DEVICES, INC.

                            SECRETARY'S CERTIFICATE

     The undersigned, Thomas M. McCoy, certifies that he is the Secretary of Advanced Micro Devices, Inc., a Delaware Corporation ("the Company"), and that, as such, he is authorized to execute this Certificate on behalf of the Company, and further certifies that the attached is a fair and accurate translation of the Contract for Transfer of the Right to the Use of the Land in the Singapore Suzhou Township between China-Singapore Suzhou Industrial Park Development Co., Ltd. and Advanced Micro Devices (Suzhou) Limited.


WITNESS the signature of the undersigned this 5th day of March, 1996.
                                              ---


                                /s/ Thomas M. McCoy
                                ---------------------------
                                Thomas M. McCoy
                                Secretary

                         Dated          December 1995
                         ----------------------------



                       CHINA-SINGAPORE SUZHOU INDUSTRIAL
                        PARK DEVELOPMENT C0., LTD.



                                      And



                    ADVANCED MICRO DEVICES (SUZHOU) LIMITED


                    ---------------------------------------
                             CONTRACT FOR TRANSFER
                      OF THE RIGHT TO THE USE OF THE LAND
                       IN THE SINGAPORE-SUZHOU TOWNSHIP
                    ---------------------------------------

                              Contract No: 1I0018


                                            TABLE OF CONTENTS
                              ---------------------------------------------


CHAPTER 1                     GENERAL PRINCIPLES                              2
CHAPTER 2                     AREA, TENURE AND USE OF THE LAND PARCEL         3
CHAPTER 3                     LAND PRICE AND METHOD OF PAYMENT                4
CHAPTER 4                     MATTERS RELATING TO TRANSFER AND
                              REGISTRATION                                    6
CHAPTER 5                     LAND CONDITION AND INFRASTRUCTURE               7
CHAPTER 6                     FORCE MAJEURE                                   8
CHAPTER 7                     NOTICE                                          9
CHAPTER 8                     APPLICABLE LAW AND DISPUTE RESOLUTION          10
CHAPTER 9                     REPRESENTATIONS AND WARRANTIES OF THE PARTIES  11
CHAPTER 10                    ASSIGNMENT AND LETTING                         11
CHAPTER 11                    VALIDITY OF CONTRACT AND OTHER MATTERS         12

            ANNEXURE:

            1  LAND SURVEY PLAN FOR THE LAND PARCEL

            2 CONTRACT FOR THE ASSIGNMENT OF THE RIGHT TO THE USE OF THE STATE-OWNED LAND IN THE SUZHOU INDUSTRIAL PARK
            3 LAND USE CERTIFICATE FOR THE RIGHT TO THE USE OF 2,927,777 SQUARE METRES OF LAND ISSUED BY THE LAND ADMINISTRATION BUREAU OF THE MUNICIPALITY OF SUZHOU, THE PROVINCE OF JIANGSU

            4  LAND USE CONDITIONS

            5  PAYMENT OF LAND PRICE

            6  GUARANTEE TO BE GIVEN BY ADVANCED MICRO DEVICES, INC.

            7  RESULTS OF SOIL TESTS CONDUCTED BY PARTY B

            8  DESIGN SPECIFICATIONS OF PUBLIC BASIC INFRASTRUCTURE



THIS CONTRACT is made on                 December 1995

BETWEEN:

The Transferor               :     China-Singapore Suzhou Industrial Park
                                   Development Co., Ltd. (hereinafter referred
                                   to as "Party A")

Place of Registration        :     the Municipality of Suzhou, the Province of
                                   Jiangsu, The People's Republic of China

Legal Address                :     Jin Ji Lake Holiday Resort, Sanxin Lu, Postal
                                   Code 215001, the Municipality of Suzhou, the
                                   Province of Jiangsu, The People's Republic of
                                   China

Legal Representative         :     Name              :   Lim Chee Onn
                                   Position          :   Chairman
                                   Nationality       :   Singapore


AND


The Transferee               :     Advanced Micro Devices (Suzhou) Limited
                                   (hereinafter referred to as "Party B")

Place of Registration        :     the Municipality of Suzhou, the Province of
                                   Jiangsu, The People's Republic of China

Legal Address                :     Suzhou Industrial Park Startup Area
                                   Advance Plot No, 21-19, the Municipality of
                                   Suzhou, the Province of Jiangsu, The People's
                                   Republic of China

Legal Representative         :     Name              :   Donald Matthew Brettner
                                   Position          :   Chairman
                                   Nationality       :   U.S.A.


WHEREAS:

(1) Party A and Advanced Micro Devices, Inc. (hereinafter referred to as "AMD") had entered into a Memorandum of Understanding on 14 September 1994 and four Agreements for the Extension of the Memorandum of Understanding (hereinafter collectively referred to as "the Memorandum"). In consideration of the intention expressed by AMD in the Memorandum to invest in an industrial township developed or to be developed in the Municipality of Suzhou known as the Suzhou Industrial Park (hereinafter referred to as "the SIP"), Party A had agreed to reserve for AMD a parcel of land of approximately 5.9 hectares in the SIP.

(2) Pursuant to the provisions of the Memorandum, the "Interim Regulations of The People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of State-Owned Land in Urban Areas" hereinafter referred to as "the Interim Regulations"), the Interim Measures for the Administration of Foreign-Invested Development and Management of Tracts of Land" (hereinafter referred to as "the Interim Measures"), the "Law of
     The People's Republic of China on the Administration of Urban Real Property" (hereinafter referred to as "the Administration Law"), and the relevant national and local stipulations, Party A, AMD and Party B have entered into friendly negotiations and have reached a mutual understanding with regard to the transfer of the right to the use of the land situated in the SIP containing an area of 59,090.21 square metres and more particularly delineated and coloured red on the plan attached hereto as Annexure 1 (hereinafter referred to as "the Land Parcel") and Party A and Party B hereby agree to enter into this Contract.

(3) At the request of AMD) and Party B, Party A hereby agrees to transfer to Party B the right to the use of the Land Parcel in accordance with the provisions of this Contract.

CHAPTER 1  GENERAL PRINCIPLES

1.1 Party A and the Land Administration Bureau of the Municipality of Suzhou, the Province of Jiangsu (hereinafter referred to as "SLAB") have, in accordance with the Interim Regulations, Interim Measures and the relevant national and local stipulations, entered into a "Contract for the Assignment of the Right to the Use of State-owned Land in the Suzhou Industrial Park" (Contract Reference Number: Suzhou Industrial Park Assignment No. 001; hereinafter referred to as "the Assignment Contract" as the same may be amended modified or supplemented from time to time) and SLAB has agreed to assign to Party A the right to the use of the land in the SIP of an area of approximately 8,000,000 square metres (a copy of the Assignment Contract is annexed hereto and marked as Annexure 2 of this Contract) and Party A has obtained the land use certificate (a copy of which is annexed hereto and marked as Annexure 3 of this Contract) for the right to the use of 2,927,777 square metres of the said area of which the Land Parcel forms part, and Party A is hereby permitted to transfer the right to the use of the Land Parcel to Party B.

1.2 Party A shall sell and transfer to Party B for valuable consideration the right to the use of the Land Parcel in accordance with the provisions of this Contract.

1.3 Party B shall purchase with valuable consideration and accept the transfer of the right to the use of the Land Parcel from Party A in accordance with the provisions of this Contract.

CHAPTER 2  AREA, TENURE AND USE OF THE LAND PARCEL

2.1 The area of the Land Parcel is 59,090.21 square metres which said area has been duly surveyed by the competent authority and accepted by Party A and Party B as final and conclusive.

2.2 Party A shall use its best efforts in assisting Party B in its procurement of the issue or a Certificate for the right to the use of the Land Parcel hereinafter referred to as the "Title Documents") from the Suzhou Industrial Park (Township) Administrative Committee hereinafter referred to as "SIPAC") or the relevant authority of the SIP for a term of fifty (50) years commencing from 1 January 1997 up to and including 31 December 2046 (hereinafter referred to as the "Tenure"). Notwithstanding the date of commencement of the Tenure, Party B shall have the right to use the Land Parcel during the period commencing from the date of issue of the Title Documents and up to and including 31 December 1996.

2.3 The Assignment Contract shall form an integral part of this Contract and Party B hereby agrees to be bound by the terms and conditions of the Assignment Contract and to perform and observe all terms, conditions and covenants therein on the part of Party A and/or the Land User (as defined in the Assignment Contract) as limited herein and only so far as the same relates to the Land Parcel unless Party A has otherwise agreed in writing to assume such terms, conditions and covenants. Party B shall use the Land Parcel only in accordance with the Assignment Contract and the land use conditions (hereinafter referred to as "the Land Use Conditions") for the Land Parcel formulated by SIPAC as described in Annexure 4.

2.4 Notwithstanding the provisions of Clause 2.3 above but subject to the other provisions of this Contract, so long as Party B remains transferee of the right to the use of the Land Parcel or any portion thereof, Party B expressly does not assume any of the obligations set forth in the following clauses of the Assignment Contract:

         (a)  Clause 8;
         (b)  Clause 9 except where the obligations relate to the Land
              Parcel:
         (c) Clause 11 except where the obligations relate to the matters set out in Clause 4.4 hereof;
         (d)  Clause 13;
         (e)  Clause 14;
         (f)  Clause 17; and
         (g) Clause 38 except where the obligations relate to the Land Use Conditions.

2.5 Except for obligations relating to the Land Parcel, Party B does not assume Party A's obligations under the Assignment Contract to develop other parts of the SIP.

2.6 Except for air and underground easements on the Land Parcel imposed by the relevant government agencies pursuant to legal procedures, any new obligations to be imposed on Party B and the Land Parcel pursuant to an annexure to the Assignment Contract shall, in order to be enforceable by Party A against Party B or the Land Parcel, require the prior written consent of Party B.

2.7 Party B shall use the Land Parcel for industrial purpose only. If Party B wishes to change the use of the Land Parcel during the Tenure, Party B shall obtain the prior approval of the planning and construction bureau and land administration bureau of SIP, and shall complete the formalities for examination and approval in accordance with the relevant stipulations.

2.8 Party B shall at its own cost and expense apply for the permits required for inter alia, the investment, development and construction of the Land Parcel. Prior to the signing of this Contract, Party B shall first submit to Party A for its approval and endorsement and then to SIPAC building plans and specifications and the construction schedule of the buildings proposed to be erected on the Land Parcel. Party A hereby agrees that its aforesaid approval will not be unreasonably withheld.

CHAPTER 3  LAND PRICE AND METHOD OF PAYMENT

3.1 Party A and Party B hereby agree that the purchase price for the right to the use of the Land Parcel shall be United States Dollars Two Million Eight Hundred Thirty Six Thousand Three Hundred and Thirty (US$2,836,330) (hereinafter referred to as "the Land Price").

3.2 Party B shall pay the Land Price to Party A at the times and in the manner set out in the annexure hereto and marked as Annexure 5 of this Contract and accordingly shall within seven (7) days from the signing of this Contract pay a sum equal to 25% of the Land Price to Party A and procure and deliver to Party A a guarantee given by AMD for securing payment to Party A of the instalments for the Land Price together with penalty payable thereon, such guarantee to be in the form annexed hereto and marked as Annexure 6 of this Contract.

3.3 If Party B delays in paying any of the installments referred to in Annexure 5 of this Contract, penalty on any such unpaid instalment(s) shall commence to be payable on the day after the due date of such instalment and shall continue to be payable by Party B until:

     (a) such time as the unpaid instalment is paid; or

     (b) the date of issue of the notice to terminate this Contract given by Party A pursuant to Clause 3.5.1(a)(i) or Clause 3.6(a).

3.4 The penalty payable under Clause 3.3 shall be calculated from day to day at the rate of 10% per annum.

3.5.1 Prior to the issue of the Title Documents, if any such unpaid instalment(s) or penalty shall remain unpaid for any period in excess of thirty (30) days after the due date of such instalment or penalty (including Saturdays, Sundays and public holidays) without prejudice to any other rights or remedies available to Party A:

       (a)  Party A shall be entitled to:

            (i) unilaterally terminate this Contract by giving notice in writing to Party B; and

            (ii) resell or otherwise dispose of or deal with the right to the use of the Land Parcel in accordance with applicable law as it shall see fit; and

       (b)  Party B shall be liable to pay to Party A:

            (i) a sum equal to fifteen per cent (15%) of the Land Price by way of compensation; and

            (ii) all penalties calculated in accordance with Clause 3.3 owing and unpaid and all losses, damages, costs and expenses whatsoever resulting from any breach of any of the provisions of this Contract by Party B and Party A shall be entitled to deduct all or any of the aforesaid amounts from the instalments (excluding penalty) previously paid by Party B Provided That such deduction shall not prejudice Party A's rights to claim against Party B for any shortfall after such deduction.

3.5.2 The balance, if any, of the instalments previously paid by Party B after making deductions in accordance with Clause 3.5.1(b) shall be refunded to Party B.

3.5,3 In the event of any re-sale in accordance with Clause 3.5.1(a)(ii) Party A shall be entitled to retain any difference between the Land Price and the net proceeds of sale (after deducting all costs and expenses incurred in any such re-sale).

3.6 After the issue of the Title Documents, if any such unpaid instalment(s) or penalty shall remain unpaid for any period in excess of thirty (30) days after the due date of such instalment or penalty (including Saturdays, Sundays and public holidays) and thirty (30) days' notice in writing has been given to AMD and AMD had not made the required payment before the expiry of the said notice, without prejudice to any other rights or remedies available to Party A:

     (a) Party A shall be entitled to unilaterally terminate this Contract by giving notice in writing to Party B but without prejudice to any remedy or right of action of Party A in respect of any antecedent breach of any of the provisions of this Contract by Party B; and

     (b) Party B shall be liable to Party A for all penalties calculated in accordance with Clause 3.3 owing and unpaid and all losses, damages, expenses and costs whatsoever resulting from any breach of this Contract by Party B.

3.7 Party B shall make payment to SIPAC of the fee for the use of the Land Parcel at the rate as stipulated by SIPAC from time to time. Party B shall make a one time payment of this fee.

CHAPTER 4     MATTERS RELATING TO TRANSFER AND
              REGISTRATION

4.1 Party A shall deliver vacant possession of the levelled and compacted Land Parcel to Party B upon receipt of the sum referred to in paragraph 1(a) of Annexure 5 provided always that Party A reserves the right before the date of issue of the Title Documents to enter upon the Land Parcel upon giving reasonable notice to Party B. As used herein, "vacant possession" shall mean that the Land Parcel is delivered by Party A to Party B free from all occupants and structures.

4.2 Subject to Party B observing and performing the several covenants and stipulations herein contained, Party A shall assist Party B in:

     (i) its submission for examination and notarization of this Contract; and

     (ii) its procurement of the issue of the Title Documents.

4.3 With the exception of the land appreciation tax applicable to the Land Parcel (if any) and business tax payable by Party A for the transfer of the right to the use or the Land Parcel, Party B shall pay all relevant taxes, fees and charges relating to the transfer of the right to the use of the Land Parcel, including but not limited to pegging and survey fees, valuation charges, stamp duty, notarization fees and documentation fees.

4.4 Party A and Party B hereby acknowledge and agree that upon the date of delivery of vacant possession the rights, interests and obligations set out in the Assignment Contract and the Land Use Conditions insofar as they relate to the Land Parcel shall be transferred to Party B together with the right to the use of the Land Parcel subject always to Clause 2.3. Party B shall bear all taxes, outgoings and penalties relating to the Land Parcel as from the date of delivery or vacant possession and shall on demand reimburse Party A for such taxes, outgoings and penalties as may have been paid by Party A with Party B's prior consent on Party B's behalf upon showing of an appropriate receipt or other evidence of such payments.

4.5 In the event that Party B fails to perform any of the obligations which have been transferred to it or any of the obligations imposed on it by this Contract, or is in breach of any of the provisions of this Contract, Party B shall indemnify Party A from and against all losses, damages, expenses, penalties, costs, claims or liabilities whatsoever which Party A may sustain suffer or incur as a result thereof:

4.6 Party B has carried out topographical survey and soil tests on the Land Parcel before the signing of this Contract and the results of the survey and tests are annexed hereto and marked as Annexure 7 of this Contract for record purposes only. Party B hereby confirms that it has no claims whatsoever against Party A in respect of the location, state, condition, access and all other respects of the Land Parcel, including but not limited to its ground levels, topography and soil conditions. Party B shall not be entitled to raise any objection against Party A with regard to the same.

CHAPTER 5  LAND CONDITION AND INFRASTRUCTURE

5.1  Party A will at its own cost and expense level and compact the Land Parcel.

5.2  Party B will at its own cost and expense :-

     (a) engage a professional engineer to carry out soil investigations to advise on the soil conditions of the Land Parcel and to design structurally sound buildings proposed to be erected thereon, taking into consideration the condition of the Land Parcel;

     (b) execute such work as may be required to be done in respect of the state and condition of the Land Parcel.

5.3 Party A shall cause to be constructed up to the boundary of the Land Parcel electrical power supply cable, town gas pipe, sewer pipe, water pipe and access road in accordance to the specifications more particularly detailed in Annexure 8 of this Contract (hereinafter referred to as "the Public Basic Infrastructure").

5.4 Party A shall complete the construction of the Public Basic Infrastructure not later than 30 September 1996. In the event that the Public Basic Infrastructure is not completed by the aforesaid date, Party B shall be entitled, after giving to Party A three (3) months' notice in writing, to carry out any necessary works to complete the Public Basic Infrastructure, the cost of which shall be borne by Party A.

5.5 Party B shall at its own cost and expense apply, with the reasonable assistance of Party A, to the relevant authorities and comply with all conditions set by such authorities for the supply of electricity, town gas, water and other utility supplies (hereinafter referred to as "Utilities") it needs for the Land Parcel.

5.6 Party B agrees that if its requirements for the supply of the Utilities exceed the capacity which the Public Basic Infrastructure is designed to meet, it shall notify Party A of such requirements and submit to Party A for its approval its proposal in respect of the additional works or infrastructure facilities which it intends to undertake to meet such requirements, such approval shall not be unreasonably withheld. Party B shall not carry out any such additional works unless they have been approved by Party A and the relevant authorities.

5.7 Party B shall be liable for the costs of the construction or installation of such works or facilities referred to in Clause 5.6 hereof and shall pay for all fees, including but not limited to turning on fees, engineering fees, increased capacity fees and all such other fees payable for the supply of all such electricity, town gas, water and other utility supplies to the Land Parcel.

5.8 Party A shall use reasonable efforts in assisting Party B in its application to the relevant authorities for the aforesaid matters and for the connection of telecommunication lines up to the boundary of the Land Parcel.

CHAPTER 6  FORCE MAJEURE

6.1 No Party shall be liable for any loss or damage caused by delay in the performance or non-performance of any of its obligations under this Contract when the same is occasioned by an "Event or Force Majeure" -- that is to say any circumstances whatsoever beyond the reasonable control or the affected Party which directly or indirectly prevent or impede the due performance of this Contract, including but not to be limited to the following matters:

     (a)  war or hostilities: and/or

     (b)  earthquake, flood, typhoon, fire or other natural physical disaster.

6.2 A certificate or confirmation issued by the relevant administrative department or the Suzhou Municipal Government or non-governmental authoritative organization in the People's Republic of China shall be accepted by the Parties as final and conclusive proof that the said Event of Force Majeure has occurred.

6.2 Should any such Event or Force Majeure occur the affected Party shall notify the other Party in writing within fifteen (15) days and shall use its reasonable endeavours to resume prompt performance as soon as such Event of Force Majeure shall have ceased, and the time for any such Party's performance shall be extended for a period equal to the time lost by reason of the delay which shall be remedied with all due despatch in the circumstances. A Party shall not be considered to be in breach of an obligation under this Contract if prevented from performing such obligation due to an Event of Force Majeure.

Chapter 7  NOTICE

7.1 Notices to Party A and Party B shall be issued to their respective addresses or fax numbers as follows:


    Party A

    To                  :      China-Singapore Suzhou Industrial Park
                               Development Co., Ltd.

    Recipient           :      Chief Executive Officer

    Correspondent       :      128 Zhu Hui Lu, the Municipality of Suzhou,
    Address                    the Province of Jiangsu, The People's Republic
                               of China, Postal Code 215006

    Facsimile Number    :      512-529 7941

    Party B

    To                  :      Advanced Micro Devices (Suzhou) Limited

    Recipient           :      Chairman

    Legal Representative:      Donald Matthew Brettner

    Legal Address       :      Suzhou Industrial Park Startup Area
                               Advance Plot No. 21-19, the Municipality of
                               Suzhou, the Province of Jiangsu, The People's
                               Republic of China

    with copy to        :      Advanced Micro Devices, Inc.
                               One AMD Place
                               P.O. Box 3453, Mail Stop 68
                               Sunnyvale, CA 94088-3453, U.S.A.
                               Attention:  Thomas Michael McCoy, Secretary
                               Facsimile Number: (408) 774 7002

                                And

                                Howard Chao
                                Suite 2501, Shartex Plaza
                                88 Zun Yi Nan Road, Shanghai 200335
                                Facsimile Number: (86-21) 275 4949

7.2 If Party A or Party B wishes to change the abovementioned correspondence address or fax number, it shall inform the other Party of the new correspondence address or fax number 15 days before such change.

7.3 If the notice is sent out by facsimile, it shall be deemed to be received on the date of transmission; if the notice is sent out by hand, it shall be deemed to be received on the date of delivery to the address stipulated; if the notice is sent out by registered post, it shall be deemed to be received on the fourteenth (14th) day after the date of posting. In each case, if the notice is received on a Saturday, Sunday or public holiday, it shall be deemed to have been received on the next following working day.

CHAPTER 8  APPLICABLE LAW AND DISPUTE RESOLUTION

8.1 The execution, validity, interpretation and performance of this Contract and the resolution of any dispute arising from or in relation to this Contract shall be governed by the law of the People's Republic of China.

8.2 Any questions, dispute or difference between Party A and Party B arising from the execution, performance or otherwise in connection with the Contract shall first be resolved through amicable negotiation and friendly consultation between Party A and Party B. If no resolution is reached within ninety (90) days of the notice by any Party requesting for resolution through negotiation and consultation, the question, dispute or difference shall be submitted to the China International Economic and Trade Arbitration Commission (hereinafter referred to as "CIETAC") in Shanghai for final resolution by arbitration in accordance with the rules and procedures or CIETAC for the time being in force, which rules are deemed to be incorporated by reference into this Clause. The CIETAC tribunal shall consist of three (3) arbitrators. Party A and Party B shall at all times comply with and observe all requirements and rulings of CIETAC made in relation to any question, dispute or difference submitted to CIETAC for resolution.

     Any award or determination by the CIETAC tribunal is final and binding on both Party A and Party B. The arbitration proceedings shall be conducted in the English language. During the course of arbitration, this Contract shall continue to be performed in all respects except for the relevant provision affected by the question, dispute or difference submitted to CIETAC for arbitration.

                   CHAPTER 9  REPRESENTATIONS AND WARRANTIES
                              OF THE PARTIES

9.1  Party A hereby covenants, warrants and undertakes with Party B that:

     (i) this Contract does not contravene any laws and regulations of the People's Republic of China or the provisions of the Assignment Contract;

     (ii) as of the effective date of this Contract and the date of delivery of vacant possession, there are no mortgages existing on the right to the use of the Land Parcel; and

     (iii) any other provisions of this Contract notwithstanding, Party A shall continue to perform in accordance with the terms of the Assignment Contract those obligations thereof which have not been assumed by Party B or any other party obliged to perform those obligations.

9.2 Party B hereby covenants, warrants and undertakes with Party A that in the event that the Title Documents are not issued to Party B for any reason whatsoever on or before 31 December 1996, or such later date as the Parties may agree in writing, Party A and Party B shall negotiate in good faith as to Party B's use of the Land Parcel and Party B shall have the option to vacate the Land Parcel, and if Party B so decides to vacate the Land Parcel it shall reinstate the Land Parcel to its original state and condition unless Party A otherwise requires and make good any damage caused to the Land Parcel to the satisfaction of Party A within such time as Party A may specify and Party A shall refund to Party B all instalments of the Land Price without any interest) which Party B had previously paid to it under this Contract.

CHAPTER 10  ASSIGNMENT AND LETTING

     Subject to Party B observing and performing the several covenants and stipulations herein contained, Party A hereby agrees that it shall not:-

     (a) raise any objection to Party B transferring and/or assigning its rights and obligations under this Contract or letting all, a portion or portions of the right to use the Land Parcel, subject only to the provisions of applicable law and of the Assignment Contract; and

     (b) require any mortgagee or sublessee of the Land Parcel or any other third party who replaces Party B under this Contract to acquire or assume any rights, interests or obligations other than those expressly assigned to and assumed by Party B under the terms of this Contract or those as required by law.

              CHAPTER 11  VALIDITY OF CONTRACT AND OTHER MATTERS

11.1 This Contract shall come into effect after signing by Party A and Party B and notarised.

11.2 This Contract is written in the Chinese and English languages and both languages shall have equal validity. If there is any conflict or inconsistency between the Chinese text and the English text, Party A and Party B shall negotiate in good faith to reconcile the conflict or inconsistency. In the event that the conflict or inconsistency cannot be resolved within sixty (60) days of the notice by any Party requesting resolution through negotiation, the Chinese text shall be the governing and prevailing version. Party A and Party B shall, as required by SIPAC, submit the Chinese text for registration. There shall be 5 original sets of the Chinese texts and 7 original sets of the English texts. Party A and Party B shall retain 1 set each comprising both the English and Chinese texts of this Contract, SIPAC shall retain 1 set of the Chinese text, and the Notary Public before whom this Contract was notarised shall retain 1 set of the Chinese text.

11.3 The headings in this Contract are for convenient reference only and shall not be used to construe or interpret this Contract.

11.4 In the event that any provision of this Contract is deemed invalid, unlawful or unenforceable under any applicable law, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or impaired but this Contract shall be construed as if such invalid, unlawful or unenforceable provision had never been contained in this Contract.

11.5 Party A and Party B hereby represent and warrant that each of them shall carry out their respective obligations under this Contract from the date on which this Contract comes into effect until the full performance thereof.

11.6 Save that it is not inconsistent or in conflict with the provisions of this Contract and the Assignment Contract, and any law and regulation, Party A and Party B may enter into any supplemental contract in respect of any matter for which no provision or adequate provision has been made in this Contract, which shall have equal force and effect in law as this Contract. The annexures of this Contract shall form part of this Contract and shall have equal force and effect in law as this Contract.

11.7 Party A and Party B agree that upon the occurrence of any of the following events which directly or indirectly impedes the due performance of this Contract, namely :

     (a)  riot or civil commotion:

     (b) strike or lockout or any other industrial action by workers or employees;

     (c) damage to or destruction of the Land Parcel and/or the Public Basic Infrastructure or any part thereof, caused by a third party; and/or

     (d) refusal or delay or any competent regulatory authority to approve Party A's right to construct the Public Basic Infrastructure or any part thereof the respective obligations of the parties hereto under this Contract shall be suspended during the continuance or any of the aforesaid events and neither party shall claim from the other party any damages, compensation or for loss of any kind whatsoever arising from or attributable whether directly or indirectly to the occurrence or any of the aforesaid events provided the parties hereto shall negotiate in good faith as to their rights and obligations inter se under this Contract, if any of the aforesaid events shall continue beyond a period of ninety (90) days.

11.8 This Contract constitutes the entire rights and obligations between Party
     A and Party B and shall supersede any prior expression of intent, understanding, discussion, representation, warranty, undertaking or promise (whether express or implied, oral or written) made by one Party or its agent to the other Party or its agent with respect to this transaction. Notwithstanding any provision to the contrary contained in the Memorandum and for the avoidance of doubt, Party A and Party B hereby declare that the Memorandum does not and shall not hereafter have any effect.

IN WITNESS WHEREOF the legal/authorised representatives of Party A and Party B have executed this Contract on the date first above written.



SIGNED by Chan Soo Sen              )
the authorised representative       )            [LOGO OF CHINA-SINGAPORE
and Chief Executive Officer of      )            SUZHOU INDUSTRIAL PARK
CHINA-SINGAPORE SUZHOU              )            DEVELOPMENT CO., LTD.
INDUSTRIAL PARK                     )            APPEARS HERE]
DEVELOPMENT CO., LTD.               )
for and on behalf of                )
CHINA-SINGAPORE SUZHOU              )            /S/ SIGNATURE APPEARS HERE
INDUSTRIAL PARK                     )
DEVELOPMENT CO., LTD.               )
in the presence of:-                )
/S/ SIGNATURE APPEARS HERE          )            /S/ SIGNATURE APPEARS HERE





SIGNED by Clyde Charles Stiteler:   )            /S/ SIGNATURE APPEARS HERE
the authorised representative of    )
ADVANCED MICRO DEVICES              )            [LOGO OF ADVANCED MICRO DEVICES
(SUZHOU) LIMITED                    )            (SUZHOU) LIMITED APPEARS HERE]
for and on behalf of                )
ADVANCED MICRO DEVICES              )
(SUZHOU) LIMITED                    )
in the presence of:-                )

                                  Annexure 1

                      LAND SURVEY PLAN FOR THE LAND PARCEL

                               Urban Survey Data



                         Urban Survey Team, Suzhou City

                        Table of the Border Point Survey

       Lot Name: SuperMicro Semiconductor (Suzhou) Co., Ltd.  07/07/1995

---------------------------------------------------------------------
 Border Point
   Number                 X              Y                 S
---------------------------------------------------------------------
---------------------------------------------------------------------
1                     44050.51        58511.46     ------------------
---------------------------------------------------      116. 36
2                     44051.41        58531.41     ------------------
---------------------------------------------------       28. 32
3                     44047.97        55651.44     ------------------
---------------------------------------------------        57.68
4                     44048.41        58709.12     ------------------
---------------------------------------------------         3.99
5                     44047.51        58713.86     ------------------
---------------------------------------------------         3.99
6                     44045.40        58718.74     ------------------
---------------------------------------------------         3.98
7                     44043.97        58719.39     ------------------
---------------------------------------------------         3.99
8                     44040.80        58722.29     ------------------
---------------------------------------------------         3.99
9                     44037.11        58723.77     ------------------
---------------------------------------------------         3.98
10                    44033.15        58726.23     ------------------
---------------------------------------------------        49.38
11                    43983.79        58723.41     ------------------
---------------------------------------------------        25.24
12                    43856.73        55725.45     ------------------
---------------------------------------------------       107.32
13                    43851.42        58721.71     ------------------
---------------------------------------------------        30.20
14                    43621.49        58720.71     ------------------
---------------------------------------------------        56.42
15                    43755.07        58718.55     ------------------
---------------------------------------------------        56.42
16                    43749.97        58718.55     ------------------
---------------------------------------------------         5.16
17                    43745.23        58715.83     ------------------
---------------------------------------------------         5.16
18                    43741.17        58713.59     ------------------
---------------------------------------------------         5.16
19                    43739.05        58709.96     ------------------
---------------------------------------------------         5.16
20                    43736.09        55724.79     ------------------
---------------------------------------------------         5.16
21                    43735.40        59699.59     ------------------
---------------------------------------------------------------------

                        Table of the Border Point Survey

        Lot Name: SuperMicro Semiconductor (Suzhou) Co., Ltd. 07/07/1995

---------------------------------------------------------------------
 Border Point
   Number                 X              Y                 S
---------------------------------------------------------------------
---------------------------------------------------------------------
21                    43735.41        58699.69     ------------------
---------------------------------------------------        40.30
22                    43735.27        59659.38     ------------------
---------------------------------------------------        15.40
23                    43731.72        58644.40     ------------------
---------------------------------------------------        85.93
24                    43732.44        58558.45     ------------------
---------------------------------------------------       322.09
25                    44030.51        58314.46     ------------------
---------------------------------------------------
---------------------------------------------------------------------



          Surface Area: 59090.21 Square Meters

Map showing parcel of land in Suzhou, China has been omitted.

                                   ANNEXURE 2

              CONTRACT FOR THE ASSIGNMENT OF THE RIGHT TO THE USE
             OF THE STATE-OWNED LAND IN THE SUZHOU INDUSTRIAL PARK

                      DATED THIS 6th DAY OF DECEMBER 1994



                                    BETWEEN


                        THE LAND ADMINISTRATION BUREAU

                         OF THE MUNICIPALITY OF SUZHOU

                            THE PROVINCE OF JIANGSU,

                         THE PEOPLE'S REPUBLIC OF CHINA



                                      AND



                       CHINA-SINGAPORE SUZHOU INDUSTRIAL

                          PARK DEVELOPMENT CO., LTD.


--------------------------------------------------------------------------------

                    CONTRACT FOR THE ASSIGNMENT OF THE RIGHT

                       TO THE USE OF THE STATE-OWNED LAND

                         IN THE SUZHOU INDUSTRIAL PARK
--------------------------------------------------------------------------------

                    CONTRACT FOR THE ASSIGNMENT OF THE RIGHT

                         TO THE USE OF STATE-OWNED LAND

                         IN THE SUZHOU INDUSTRIAL PARK


           Suzhou Industrial Park Assignment No. 001


CHAPTER 1  GENERAL PRINCIPLES


Clause 1   The Parties to this Contract are as follows :


           Assignor   :  The Land Administration Bureau of the
                         Municipality of Suzhou, the Province of
                         Jiangsu, The People's Republic of China
                         (hereinafter referred to as "Party A"); and

           Assignee   :  China-Singapore Suzhou Industrial Park Development
                         Co., Ltd. (hereinafter referred to as "Party B")


           The Parties have, in accordance with the "Interim Regulations of The People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of State-Owned Land in Urban Areas", "Interim Measures for the Administration of Foreign-Invested Development and Management of Tracts of Land" and the relevant State and local stipulations, entered into this Contract after friendly negotiations based on the principles of equality and voluntariness, and assignment for value.


Clause 2 Party A shall assign the right to the use of the land in accordance with the law and the provisions of this Contract. The ownership of the land belongs to The People's Republic of China. The underground resources, objects buried underground and public works shall not be within the scope of such assignment of the right to the use of the land.


Clause 3 Party B may during the tenure of use of the land, transfer, lease out, mortgage or use in other economic activities, the right to the use of the land assigned under this Contract. The lawful rights and interests of Party B shall be protected by the laws of the State. Party B shall not engage in any activity which is not permitted under the laws of The People's Republic of China. Party B shall be responsible for the reasonable development, use and protection of the land in accordance with the law.

CHAPTER 2  DEFINITIONS


Clause 4 The definitions of the special terms used in this Contract shall be as follows:


           1. "Land Parcel" means the scope of the right to the use of the land assigned by Party A to Party B under this Contract, the boundaries of such land are more particularly defined in Clause 5 of this Contract.


           2. "Land Plot" means the land within the Land Parcel which has been sub-divided in accordance with planning and delineated by the boundaries demarcating the entitlement to the right to the use of the land.

           3. "Masterplan" means the masterplan on the use of the land, and the development and construction within the first phase of development of the Suzhou Industrial Park as approved by the government of China.

           4. "Detailed Plan" means the exact arrangement made for each development and construction within the scope of the right to the use of the land, and the proposal for the use of the land after development, which are formulated in accordance with the Masterplan and approved by the government of China.


           5. "Public Basic Infrastructure" means the basic infrastructure for the use of the public and which provide inter alia power, water, drainage, sewerage, heating, road networks, navigation channels, revetments, postal facilities and telecommunications which are completed through comprehensive development and construction of the Land Parcel in accordance with the Masterplan and the Detailed Plan.


           6. "Public and Social Amenities" means the amenities for serving residential districts including inter alia creches, nurseries, schools and amenities for health, environmental protection and landscaping: large scale amenities for servicing the entire Suzhou Industrial Park for inter alia culture, education, health, fire prevention and environmental protection; large areas of greenery: and other relevant amenities for serving the Suzhou Industrial Park and the residents.


           7. "Leasing Out of the Right to the Use of the Land" means the leasing out of the right to the use of the land together with the above ground buildings and other attached objects thereon by the user of the land as a lessor for the use of the lessee upon the payment of rental by the lessee to the lessor.

           8.   "State" means The People's Republic of China.


CHAPTER 3  BOUNDARIES, AREA AND TENURE OF USE OF THE ASSIGNED LAND PARCEL

Clause 5 The Land Parcel assigned by Party A to Party B is located at the east of the city of Suzhou, on the western side of Jin Ji Lake. The boundaries of the Land Parcel are particularly set out in Plan 2:
           "Plan of the Geographical Location of the Land Parcel" annexed hereto.


           Party A and Party B have confirmed inter alia the plan of the boundaries demarcating the entitlement to the right to the use of the land, the boundary lines and the boundary points which are more particularly set out in Plan 1: "Plan of the Boundaries Demarcating the Entitlement to the Right to the Use of the Land" annexed hereto.


Clause 6 The total area of the Land Parcel which Party A is assigning to Party B shall be Eight Million (8,000,000) square metres.


           Party A shall, in accordance with the development and construction plan of Party B as approved by the government, deliver the land in stages to Party B. In the event that Party A is unable, due to special circumstances, to deliver the land to Party B in accordance with the stipulated time, Party B hereby agrees to reach a proper resolution by negotiations with Party A.

Clause 7 The tenure of assignment of the right to the use of the land of the Land Parcel under this Contract shall be determined in accordance with the different uses of the land specified in the Masterplan and the Detailed Plan as follows:


           70 years for residential purposes;
           50 years for the purposes of industry, education, science and technology, culture, health and physical education;
           40 years for financial, insurance, commercial, tourist, entertainment and recreational purposes; and
           50 years for mixed and other purposes.


           The abovementioned tenure of assignment of the right to the use of the land shall commence on 1 January 1997.


CHAPTER 4  USE OF THE LAND


Clause 8 The assigned Land Parcel under this Contract shall be used for projects which are specified to be implemented in accordance with the Masterplan and the Detailed Plan for the construction of inter alia Public Basic Infrastructure, industrial, commercial, tourist, financial, entertainment, recreational and residential facilities, and Public and Social Amenities.


Clause 9 The annexes to this Contract shall form part of this Contract and have equal force and effect as this Contract. Party B hereby agrees to use the land in accordance with the "Terms and Conditions of the Right to the Use of the Land".


Clause 10  In the event that the user of the land desires to change the use of the land stipulated in Clause 8 of this Contract and the "Terms and Conditions of the Right to the Use of the Land" upon the execution and coming into effect of this Contract, the user of the land shall obtain the agreement of Party A, to complete, in accordance with the relevant stipulations, the formalities for examination and approval, to enter into a new contract for the assignment of the right to the use of the land, to adjust the fee for the assignment of the right to the use of the land, and to complete the formalities for registration of the change in the right to the use of the land.

CHAPTER 5  FEES AND CHARGES IN RELATION TO LAND AND THE PAYMENT THEREOF


Clause 11  Party B hereby agrees to pay to Party A, in accordance with the stipulations of this Contract, the fee for the assignment of the right to the use of the land and the fee for the use of the land. Party B shall, in accordance with the relevant stipulations of the State, also pay tax for any appreciation in value of the land and other relevant taxes, fees and charges in relation to the land. In the event that there is any new stipulation henceforth promulgated by the State, the payment of the aforesaid taxes, fees and charges shall be in accordance with such new stipulations.


Clause 12  The fee for the assignment of the right to the use of the land in the
           Land Parcel under this Contract shall be United States Dollars Eleven and Cents Fifty (US$11.50) per square metre and the total amount of such fee shall be United States Dollars Ninety-Two Million (US$92,000,000).


Clause 13  Upon the signing of this Contract by the Parties, Party B shall, within 7 days thereof, pay to Party A 15% of the total fee for the assignment of the right to the use of the land calculated at

           United States Dollars Eleven Million Ninety-Two Thousand Six Hundred and Five (US$11.092,605) as deposit for the performance of this Contract.


           Within 30 days of the granting of approval of this Contract by the State, Party B shall pay to Party A 50% of the total fee for the assignment of the right to the use of the land calculated at United States Dollars Thirty-Six Million Nine Hundred Seventy-Five Thousand Three Hundred and Fifty (US$36,975,350). (The sum of US$11,092,605 which has been paid by Party B to Party A as a deposit shall be used to set off part of the fee for the assignment of the right to the use of the land.)


           Within 60 days of the granting of approval of this Contract by the State, Party B shall pay to Party A another 30% of the total fee for the assignment of the right to the use of the land calculated at United States Dollars Twenty-Two Million One Hundred Eighty-Five Thousand Two Hundred and Ten (US$22,185,210).


           In consideration of the payment prior to the date of this Contract by Party B to Party A of a sum of United States Dollars Eighteen Million Forty-Nine Thousand and Three Hundred (US$18,049,300) rebates of corresponding sums have been deducted from each of the abovementioned installment payments.


           Upon the delivery of any Land Plot within the assigned Land Parcel by Party A to Party B, Party B shall forthwith pay the balance of the fee for the assignment of the right to the use of land in such Land Plot.

Clause 14  Within 15 days of the completion of payment of the fee for the assignment of the right to the use of the land by Party B to Party A, Party B shall, in accordance with the stipulations, complete the formalities for the registration of the land, collect the "Certificate for the Use of State-Owned Land in The People's Republic of China" and obtain the right to the use of the land.


Clause 15  Party B shall, commencing in the year of 1997, make a one-time payment to Party A of the fee for the use of the land. The standard of such fee for the year of 1994 shall be United States Dollars Seven and Cents Twenty (US$7.20) per square metre and such standard shall, commencing in the year of 1995, increase at a yearly progressive rate of 12%.


           In the event that such fee is paid yearly, Party B shall pay to Party A such fee before the 30th day of June every year. The standard of such fee for the year of 1994 shall be United States Cents Fifty (US$0.50) per square metre and such standard shall, commencing in the year of 1995, increase at a yearly progressive rate of 12%.


Clause 16  Party B hereby agrees to pay to Party A the fee for the assignment of the right to the use of the land and the fee for the use of the land in United States Dollars in cash or by way of cash cheque.


Clause 17  Save and except for provisions in this Contract which stipulate otherwise, Party B shall, on or before the dates of payment provided in this Contract, remit to the bank account of Party A the amounts specified in this Contract, the particulars of such bank account being as follows :

           Name of Bank    : Suzhou Branch of the Bank of China
           Account Number  : 14833004000


           In the event that there is any change in the name of the bank or the account number of Party A, Party A shall, within 10 days thereof, give notice in writing of such change to Party B. In the event that there is any charge or fee incurred for late payment owing to the delay in payment caused by the failure of Party A to give timely notice of such change, Party B shall not be liable for any breach of contract.

CHAPTER 6  TRANSFER OF THE RIGHT
           TO THE USE OF THE LAND


Clause 18  Upon the investment, development and completion of the Public Basic
           Infrastructure, such as providing road networks, supplying power and water, by Party B, in accordance with the Masterplan, Party B may have the right to transfer the balance of the tenure of the right to the use of the land in a Land Plot within the Land Parcel under this Contract (including the sale, exchange or gift thereof). In the event that the fee for the use of the land is paid by Party B yearly, Party B may only transfer the balance of the tenure of the right to the use of the land in each Land Plot within the Land Parcel under this Contract (including the sale, exchange or gift thereof) upon the approval of Party A.


           Land which, in accordance with the Masterplan approved by the government, is specified for the use of Public Basic Infrastructure and Public and Social Amenities shall not be transferable. Land which is used for Public Basic Infrastructure and Public and Social Amenities which are operated for business purposes shall only be transferrable upon the approval of Party A.


Clause 19  A user of the land which obtains the right to the use of the land by transfer (hereinafter referred to as "Land User") may, save and except for stipulations in the law which provide otherwise, be a company, enterprise, other economic organisation or individual within or outside The People's Republic of China. In the event that the price for the transfer of the right to the use of the land is patently lower than the market price thereof, Party A shall have pre-emptive right in the purchase of such land. A contract for the transfer of the right to the use of the land shall be entered into for such transfer and such contract shall not contravene the laws and regulations of the State and the provisions of this Contract.


Clause 20  Party B shall, 10 days before the transfer of the right to the use of the land, give notice to Party A of such transfer. The parties to the transfer shall, within 15 days of the execution of the contract for such transfer, forward to Party A the notarised original copies of the contract for such transfer and the relevant annexes thereto, complete the formalities in accordance with the stipulations for the registration of the change in the right to the use of the land and collect the certificate for the use of the land, and Party B shall, in accordance with the relevant stipulations of the State, pay tax for any appreciation in value of such land.


Clause 21  Upon the transfer of the right to the use of the land and the coming into effect of the contract for such transfer, the rights, interests and obligations which are set cut in this Contract and the documents of registration shall also be transferred to the Land User.


Clause 22  Any sub-division and transfer of the right to the use of the land and the ownership of the above ground buildings and other attached objects thereon shall be subject to the approval of Party A and the formalities for the registration of the transfer of rights shall be completed in accordance with the stipulations.

CHAPTER 7  LEASING OUT OF THE RIGHT
           TO THE USE OF THE LAND


Clause 23  Upon the implementation by Party B of the Masterplan and the Detailed
           Plan and the creation by Party B of the conditions for the land to be used for construction, Party B shall be entitled to lease out for the use of the lessee the balance of the tenure of the right to the use of the land in a Land Plot under this Contract together with the above ground buildings and other attached objects thereon.


Clause 24  The contract for the Leasing Out of the Right to the Use of the Land
           entered between Party B and the lessee shall not contravene the laws and regulations of the State and the provisions of this Contract.


Clause 25  In the event that the right to the use of the land together with the above ground buildings and other attached objects thereon are leased out, the parties to the lease shall, within 15 days of the execution of such contract for lease, jointly complete the formalities for the relevant registration with Party A. and the lessee receives a "Certificate for the Leasing Out of the Right to the Use of the Land". Upon the termination or expiration of the lease, the parties to the lease shall complete the formalities for de-registration with the original registration department.


Clause 26  Upon the Leasing Out of the Right to the Use of the Land in a Land
           Plot under this Contract, Party B shall continue to perform this Contract.


CHAPTER 8  MORTGAGE OF THE RIGHT
           TO THE USE OF THE LAND


Clause 27  Party B shall be entitled to subject the balance of the tenure of the right to the use of the land of any Land Plot under this Contract to one or more mortgages to one or more mortgagees. The contract for mortgage of the right to the use of the land entered between Party B and a mortgagee shall not contravene the laws and regulations of the State and the provisions of this Contract. All loans secured by the mortgage shall first be used by Party B for the development of the Land Parcel under this Contract.


Clause 28  Party B shall, 10 days before the mortgage of the right to the use of the land, give notice to Party A of such mortgage. Party B and the mortgagee shall, within 15 days of the execution of such contract for mortgage, forward to Party A the notarised original copies of such contract for mortgage and the promissory note or loan agreement in relation to the mortgage, and the relevant annexes, and complete the formalities for the registration of the mortgage of the right to the use of the land, and the mortgagee shall collect a "Certificate for the Mortgage of the Right to the Use of the Land". Upon the termination of a mortgage, the formalities for de-registration shall be completed with the original registration department.


           A mortgagee or any third party which, in accordance with the relevant stipulations, obtains as a result of the disposal of the mortgaged properties the right to the use of the land which is mortgaged, and Party B shall, within 15 days of the realisation of the mortgage rights, jointly complete with Party A the formalities for registration of the change in the right to the use of the land.


Clause 29  Any mortgagee or third party which replaces Party B in accordance with Clause 28 of this Contract shall enjoy the rights and interests and be bound by the obligations provided in this Contract.


CHAPTER 9  EXPIRATION OF THE TENURE


Clause 30  Upon the expiration of the tenure of use of the land provided in this
           Contract, Party A shall be entitled to withdraw, without providing any compensation, the right to the use of the land, and obtain, without providing any compensation, the ownership of the above ground buildings and other attached objects thereon. The Land User shall surrender the certificate for the use of the land and shall in accordance with the stipulations, complete the formalities for the de-registration of the right to the use of the land. In the event that the formalities for such de-registration are not commenced within 30 days of the expiration of the tenure of use of the land, Party A shall, in accordance with the stipulations, de-register the right to the use of the land.

Clause 31  In the event that Party B desires to continue the use of the Land
           Parcel upon the expiration of the tenure of use of the land provided in this Contract, Party B shall, no later than 6 months before the expiration of such tenure, submit to Party A an application for the extension of such tenure. Upon the agreement by Party A of the new tenure of assignment of the right to the use of the land, the new fee for the assignment of the right to the use of the land and other terms and conditions, Party B shall also enter into a contract for the extension of the tenure of assignment of the right to the use of the land and again complete the formalities for the registration of the right to the use of the land.


Clause 32  Under special circumstances during the term of this Contract, Party A may, in the public interests, withdraw, in accordance with legal procedures, the right to the use of part of the land in a Land Plot of the Land Parcel and provide compensation which corresponds to the actual tenure of use of the land by the Land User and the actual state of development and use of the land.

CHAPTER 10 FORCE MAJEURE


Clause 33  Party A and Party B shall not be liable for any failure to perform all or any part of this Contract owing to the occurrence of any of the following events of force majeure: serious fires, floods, earthquakes, or wars; and where the conditions permit, shall adopt all necessary remedial measures to reduce any loss caused by the occurrence of such event of force majeure.

Clause 34  A Party which encounters an event of force majeure shall, within 48 hours of the occurrence of such event, give notice to the other Party in writing by inter alia post or telegram of the circumstances of such event and shall, within 15 days of the occurrence of such event, submit to the other Party a report of the reasons for the failure to perform all or any part of this Contract and for any extension of time to perform this Contract.


CHAPTER 11 LIABILITY FOR BREACH


Clause 35  A Party which is unable to perform any of the obligations provided in this Contract shall be liable for breach of contract.


Clause 36  In the event that Party B is unable to exercise its right of possession over all or any part of the right to the use of the land for a period of 60 days owing to any fault of Party A, the tenure of assignment of the right to the use of the land under this Contract shall be correspondingly extended. Party B shall also be entitled to terminate this Contract and Party A shall make timely refund of the fee for the assignment of the right to the use of the land. Party A shall also pay to Party B damages for breach of contract calculated at 8% of the total fee for the assignment of the right to the use of the land.


Clause 37  Party B shall, in accordance with this Contract, pay the fee for the assignment of the right to the use of the land. In the event that Party B fails to pay the fee for the assignment of the right to the use of the land as provided in this Contract for a period of 60 days, Party A shall be entitled to terminate this Contract and withdraw all or any part of the right to the use of the land in the assigned Land Parcel. Any payment of the fee for the assignment of the right to the use of the land shall not be refunded and Party B shall pay to Party A damages for breach of contract calculated at 8% of the total fee for the assignment of the right to the use of the land.


Clause 38  In the event that Party B fails to commence construction for a period of more than half a year commencing on the delivery of the land, Party B shall pay to Party A a fee for the non-development of the land. The standard of such fee shall be United States Dollar One and Cents Fifty (US$1.50) per square metre for the first half a year to the first year of such non-development and United States Dollars Two and Cents Thirty (US$2.30) per square metre for the first year to the second year of such non-development. In the event that Party B fails to carry out development in accordance with the tract development plan upon the delivery of land by Party A or for a continuous period of 2 years tails to commence construction, Party A shall withdraw, without providing compensation, all or any part of the right to the use of the land in the Land Parcel.


Clause 39  In the event that Party B fails to carry out and complete construction on the Land Parcel in accordance with the approved development and construction plan and the stipulated time limit upon the formal delivery of the land by Party A to Party B, Party B shall, 1 month before such time limit, submit an application supported by sufficient reasons to Party A for extension of such time limit. Upon the agreement of Party A, the time limit for construction stipulated by this Contract may, in accordance with the circumstances, be appropriately extended. In the event that Party A disagrees with such extension or where Party B fails, within the stipulated time. To submit to Party A the application for such extension and exceeds the approved time limit for the completion of construction, Party B shall, commencing on the date on which such time limit is exceeded, pay to Party A damages for breach of contract to be calculated on a yearly basis. The damages for the first year in which such breach occurs shall be calculated at 1% of the total fee for the assignment of the right to the use at the land. In the event that such breach continues for a period of more than 1 year but less than 2 years the damages for such breach shall be calculated at 3% of the total fee for the assignment of the right to the use of the land. In the event that such breach continues for a period of more than 2 years and the amount of capital invested for construction (excluding the fee for the assignment of the right to the use of the land) is less than 20% of the total cost of the project, Party A shall withdraw, without providing compensation, part of the right to the use of the land. The quantum of such part of the right to the use of the land to be withdrawn shall be determined based on the proportion of the amount of capital invested for construction to the total cost of the project.


Clause 40  In the event that Party B is unable to pay any sum of money
           (excluding the fee for the assignment of the right to the use of the land) in accordance with the stipulated time, Party A shall issue to Party B a notice for payment. In the event that Party B fails to pay such sum within the period stipulated by such notice, Party B shall, commencing on the date on which such payment should have been made, pay a penalty for late payment per day which shall be calculated as follows :

           If the failure by Party B to pay such sum continues for a period of 30 days or less, the penalty shall be calculated at 0.1%.

           If the failure by Party B to pay such sum continues for a period of more than 30 days but less than 60 days, the penalty shall be calculated at 0.2%.

           If the failure by Party B to pay such sum continues for a period of more than 60 days, the penalty shall be calculated at 0.3%.


Clause 41  In any transfer, leasing out or mortgage of the right to the use of the land, in the event that the parties concerned fail to register with Party A such transfer, leasing out or mortgage upon the execution of the contract for such transfer, leasing out or mortgage of the right to the use of the land, such contract shall be void and shall not be protected by the law. In addition to being dealt with as unlawful occupation of the land, the land may be de-registered and the certification for the land may be cancelled upon the approval of the people's government in accordance with the seriousness of each case.

CHAPTER 12 NOTICE


Clause 42  Any notice or mode of correspondence specified or permitted in this
           Contract howsoever transmitted shall come into effect upon the actual receipt thereof. The correspondence addresses of the Parties are as follows :

           Assignor
           Address of Legal Representative: 116 Zhu Hui Road,
                                            the Municipality of Suzhou,
                                            the Province of Jiangsu
           Postal Code                    : 215006
           Telephone Number               : 529 3875
           Telegram Registered Number     :

           Assignee
           Address of Legal Representative: 128 Zhu Hui Road,
                                            the Municipality of Suzhou,
                                            the Province of Jiangsu
           Postal Code                    : 215006
           Telephone Number               : 520 2030
           Telegram Registered Number     :


           Any Party may amend the abovementioned notice or correspondence address and shall, within 10 days of such amendment, give notice of the new address to the other Party.


CHAPTER 13 APPLICABLE LAW AND RESOLUTION OF DISPUTE


Clause 43  The execution, validity, interpretation and performance of this
           Contract and the resolution of any dispute arising from or in relation to this Contract shall be protected and governed by the law of The People's Republic of China.

Clause 44  In the event that any dispute arises from the performance of this
           Contract, the Parties shall attempt to resolve such dispute by negotiations. In the event that such dispute is not resolved by negotiations, the Parties in dispute may refer such dispute for arbitration by the local arbitration agency for economic contracts.


CHAPTER 14 SUPPLEMENTAL PROVISIONS


Clause 45  Upon the execution by the legal representatives (or authorised representatives) of the Parties and the approval of the State Council of The People's Republic of China, this Contract shall come into effect.

Clause 46  This Contract is written in the Chinese and English languages and the texts written in both languages shall have equal force and effect. In the event of any inconsistency between the two texts, the text written in the Chinese language shall prevail. There shall be 4 originals of this Contract in each language and the Parties shall each retain 2 originals of this Contract in each language.

Clause 47  In respect of any matter for which no provision has been made in this
           Contract, such matter shall, upon the agreement of the Parties, be an annex to this Contract. An annex to this Contract shall have equal force and effect as this Contract.


Party A:                                Party B:
The Land Administration Bureau          China-Singapore Suzhou Industrial
of the Municipality of Suzhou,          Park Development Co., Ltd.
the Province of Jiangsu,
The People's Republic of China
Legal Representative;                   Legal Representative:


6th December 1994

                                     ANNEX


                         TERMS AND CONDITIONS OF THE

                         RIGHT TO THE USE OF THE LAND

                                     PLAN 1


                      PLAN OF THE BOUNDARIES DEMARCATING


              THE ENTITLEMENT TO THE RIGHT TO THE USE OF THE LAND

3          SPECIFICATIONS FOR THE USE OF THE LAND


1. The use of the land in the assigned Land Parcel shall comply with the uses of the land stipulated in this Contract.


2. The Development Company shall formulate the Detailed Plan of the Land Parcel to be developed and implement the Detailed Plan upon the approval of the Detailed Plan by the State government.

3. The construction designs in the Land Parcel to be developed and the use of the Land Parcel for construction shall comply with the masterplan of the Suzhou Industrial Park, the masterplan of the first phase of development, the Detailed Plan and the specifications for the use of the land as defined in this Contract.

4. Public right of way shall be retained in Fengmentang which is located in the assigned Land Parcel. The original river courses in the Land Parcel shall be dealt with in accordance with the Masterplan.

5. Ports and harbours shall not, in general, be constructed in Fengmentang which is located in the assigned Land Parcel and Loujiang which is located at the northern side of the assigned Land Parcel. In the event that it is confirmed that the construction of any port or harbour is required, such construction shall be submitted for the approval of the local department for the administration of navigation.

4          PUBLIC BASIC INFRASTRUCTURE AND
           PUBLIC AND SOCIAL AMENITIES

1.         Public Basic Infrastructure
           The Development Company shall be responsible for the construction of the Public Basic Infrastructure in the assigned Land Parcel in relation to road networks, pipelines for water, gas, sewage and heating, navigation channels, revetments, and cables, wires and lines for inter alia telecommunications and the supply of power and electricity. The construction of Public Basic Infrastructure for serving the industrial land and for overall service shall be completed by the end of the year of 1996 and such Public Basic Infrastructure shall comply with the existing designs in China and regulated standards for construction. The business operations of such Public Basic Infrastructure shall be conducted in accordance with the stipulations of the State.

 2.        Public and Social Amenities

           The construction of the relevant Public and Social Amenities in the Land Parcel shall be carried out in accordance with the approved masterplan of the Suzhou Industrial Park and the Detailed Plan. The land used for the construction of such Public and Social Amenities shall be provided without any payment by the Development Company.

           The Development Company shall assist in the construction and provision of complementary Public and Social Amenities for the residential districts. The local government shall be responsible for the management and operation of the Public and Social Amenities located in the land.

 5         INTRODUCTION OF PROJECTS


1. The Development Company shall be responsible for the attraction of investors to invest in the Land Parcel and the strict implementation of the approved development and construction plan. In the event that there are special circumstances which require any change in the progress of construction, the Development Company and SLAB shall, after friendly negotiations, make proper arrangements therefor.

2. The construction projects which are introduced into the Land Parcel shall, in accordance with the relevant stipulations for the examination, approval and management of such projects, be submitted for the approval of the relevant departments of the government of China.

6          SUPERVISION AND INSPECTION

           During the tenure of the use of the land, SLAB shall supervise and inspect the use of the land in the assigned Land Parcel:


2. The Development Company shall not for any reason occupy any land outside the assigned Land Parcel (including using such land for the storage and accumulation of inter alia any objects or appliances) without the prior approval of Party A. Any breach of this provision shall be dealt with as an unlawful use of the land.


3. The Development Company shall comply with the stipulated uses of the land and the specifications of the engineering design drawings in carrying out construction, failing which SLAB shall be entitled to order the stopping of such construction and to mete out punishment in accordance with the relevant stipulations.


4. The formalities for the submission for approval shall, in accordance with the stipulations, be completed in inter alia any demolition, modification or reconstruction of the buildings or structures in the Land Parcel, failing which the relevant law enforcement departments shall be entitled to order the restoration of the previous state-of-affairs or the demolition of such buildings or structures. Any refusal to execute such order may result in the compulsory enforcement in accordance with the law and the expenses incurred for such enforcement shall be paid by the offender concerned.

                   ANNEX: TERMS AND CONDITIONS OF THE RIGHT

                             TO THE USE OF THE LAND


1          DEVELOPMENT ENTERPRISE

           The Land Parcel which is assigned under this Contract shall undergo tract development by China-Singapore Suzhou Industrial Park Development Co., Ltd. (hereinafter referred to as "Development Company") in accordance with the Masterplan and the Detailed Plan. The Development Company shall, in accordance with the law, be autonomous in its business operations and management in the Land Parcel but shall not have any administrative and judicial powers. The relationship between the Development Company and other enterprises shall be commercial.

2          ESTABLISHMENT OF BOUNDARY MARKERS

           Upon the formal execution of this Contract, the formalities for the delivery of the land in stages and in separate lots shall be carried out in accordance with the development and construction plan as approved by the government. The Land Administration Bureau of the Municipality of Suzhou (hereinafter referred to as "SLAB") and the Development Company shall, in accordance with the plan of a Land Plot, examine the boundary marker located at each corner of the co-ordinates as indicated on the boundaries, verify the accuracy of the area of such Land Plot, upon which the Parties shall sign on the plan of such Land Plot as confirmation of such examination and verification. The boundary markers shall be properly protected by the Development Company and shall not be moved without permission. In the event that any boundary marker is damaged or moved, SLAB shall be notified in time for the re-establishment of such boundary marker. Any expense incurred in relation to such re-establishment shall be paid by the Development Company.

                                      PLAN 2


                            PLAN OF THE GEOGRAPHICAL


                          LOCATION OF THE LAND PARCEL

                         DATED THIS 6th DAY OF DECEMBER

                                     1994



                                    BETWEEN


                            THE LAND ADMINISTRATION

                                    BUREAU

                            OF THE MUNICIPALITY OF

                                    SUZHOU

                           THE PROVINCE OF JIANGSU,

                           THE PEOPLE'S REPUBLIC OF

                                     CHINA


                                      AND


                            CHINA-SINGAPORE SUZHOU

                                  INDUSTRIAL

                             PARK DEVELOPMENT CO.

                                     LTD.

                        ------------------------------

                               CONTRACT FOR THE

                            ASSIGNMENT OF THE RIGHT

                           TO THE USE OF THE STATE-

                                  OWNED LAND

                           IN THE SUZHOU INDUSTRIAL

                                     PARK
                        ------------------------------

                                   ANNEXURE 3

               LAND USE CERTIFICATE FOR THE RIGHT TO THE USE OF
                  2,927,777 SQUARE METRES OF LAND ISSUED BY
                       THE LAND ADMINISTRATION BUREAU OF
              THE MUNICIPALITY OF SUZHOU, THE PROVINCE OF JIANGSU

                                   ANNEXURE 4

                              LAND USE CONDITIONS
                              -------------------


1.         BOUNDARY

           1.1 Before the execution of the "Contract for the Transfer of the Right to Use State-Owned Land" (hereinafter referred to as "the Contract"), the Land Administration Bureau of the Suzhou Industrial Park (hereinafter referred to as "Land Bureau") together with the transferor and the transferee shall verify each of the boundary markings as marked in the red-line map. All the parties will signify their verification that the land area is correct by endorsing on the map of the Land Parcel. The boundary signs must be protected by the land user and shall not be privately removed. In the event that the boundary signs are removed or damaged, the land user shall immediately inform the Land Bureau to reinstate the boundary signs and the expenses shall be borne by the land user.

2          CONDITIONS FOR USE OF LAND

           2.1 The land user shall comply with the following conditions in its use of any part of the land within the Land Parcel. A Planning Permit shall also be obtained:-

           (1) The land shall be used for factory purpose and the built-in area for such use shall not be less than 50% of the total built-in area;

           (2)  Annex : Administration office
                with a built-in area of not more than 25% of the total built-in area;

           (3)  The maximum plot ratio is 2.5,
                the minimum plot ratio is 0.3;

           (4)  Density of the Building is         (Not Applicable)
                                           ----------------------------------

           (5)  Height of the Building: Maximum/Average  (Not Applicable)
                                                       -----------------------
                floors;

           (6)  Green Belt rate of   (Not Applicable)        %
                                   -------------------------

           (7) The construction and design applied within the Land Parcel shall comply with the existing standards of construction and design stipulated by the PRC.

3.         PUBLIC PROJECT

           3.1  Water supply and electricity supply

                The land user shall bear the cost of water and electricity connections and that for road construction.


4.         DESIGN, CONSTRUCTION AND COMPLETION

           4.1 The building design and purpose within the Land Parcel shall comply with the requirements of the land use. Matters pertaining to transportation, laying of pipelines, fire safety, civil defence, environmental protection, and waterway shall be submitted to the relevant departments for approval before construction and such matters shall be managed by an agency appointed by the government. All expenses thereby incurred shall be borne by the land user.

           4.2 The land user shall complete construction in three (3) phases and each phase shall be completed in accordance with the applicable Planning Permit within a period of less than two (2) years, the first phase of which shall be completed by 31 December 1997. The land user may, six (6) months before the expiration of the stipulated period, apply to the Land Bureau for an extension of time in the event of force majeure or other exceptional circumstances.

           4.3 If the land user fails to comply with the completion period as stipulated in Clause 4.2 and is unable to obtain approval for an extension in accordance with Clause 4.2, the land department shall be entitled to exercise governmental rights empowered by the regulations against the land user or towards the Land Parcel.


5.   CONSTRUCTION AND MAINTENANCE

           5.1 The responsibilities to be borne by the land user with regard to the surrounding environment and facilities when carrying out construction and maintenance within the Land Parcel includes:

                (1) Not to occupy or damage the land and facilities beyond the Land Parcel with construction materials or discarded articles (sand, broken stones, construction debris). Approval from the government shall be obtained for any temporary use of municipal roads.

                     The land user shall discuss with the land user concerned for any temporary use of land beyond the Land Parcel; if the land concerned is land not yet approved by the government, the land user shall apply to the land management department for approval and shall pay the requisite land use fees.

                (2) Not to dump, store or deposit any materials, debris or carry out any construction activities in the common areas without the approval of the relevant departments.

                (3) To ensure the proper discharge of sewage, waste, foul-smelling items or any waste which pollutes the environment and not to cause any damage to the surrounding environment.

                (4) To safeguard the municipality facilities within the Land Parcel during the period of the land use right to prevent damage thereto. Failing which, the land user shall be liable for all repair and reinstatement costs and any other damages arising therefrom.

           5.2 The land user shall not develop, destroy or excavate neighbouring or other land.

           5.3 Before construction or maintenance, the land user shall familiarise itself with the drains, water ways (including hose reel), cables, wires and the location of other facilities on the Land Parcel and those of the neighbouring land, and shall submit the plan relating thereto to the relevant departments. The land user shall not commence work before obtaining approval. The land user shall bear all cost of rerouting, re-construction or re-installation.


6.         SUPERVISION AND INSPECTION

           6.1 During the period of the land use right, the Land Bureau is entitled to inspect and supervise the use of Land Parcel by the land user. The land user shall not object to and cause any obstruction thereto.

           6.2 The land user shall not occupy land not part of the Land Parcel for whatsoever reasons (including the deposit of articles or appliances) without any approval, otherwise, the land user shall be dealt with as an unlawful occupant of the land.

           6.3 The land user shall carry out the construction within the Land Parcel in accordance with the stipulated land purpose and the approved project design plans.


           6.4 The land user shall not wilfully demolish, alter or reconstruct the buildings within the Land Parcel without approval from the Planning Department. The relevant department shall have the right to instruct the land user to reinstate or demolish the demolished, altered or reconstructed building (as the case may be). In the event of non-compliance to reinstate or demolish the building, the relevant department shall have the right to enforce its order. All expenses shall be borne by the land user.

                                  ANNEXURE 5

                             PAYMENT OF LAND PRICE
                             ---------------------


           (1) The Land Price shall be paid by Party B to Party A by instalments at the following times and in the manner set out in paragraph (3) of this Annexure:

                (a) within seven (7) days after the signing of this Contract, a sum equal to 25% of the Land Price;

                (b) within fourteen (14) days after receipt by Party B of the notification issued by the Land Administration Bureau of SIP to Party B for collection of the Title Documents, a sum equal to 50% of the Land Price;

                (c) within fourteen (14) days after the date of issue of Party A's notice notifying Party B that the installation of electrical power supply cable, town gas pipe, sewer pipe and water pipe in accordance with the terms of this Contract has been completed, a sum equal to 15% of the Land Price;

           (d) within fourteen (14) days after the date of issue of Party A's notice notifying Party B that the construction of access road up to the boundary of the Land Parcel has been completed, a sum equal to 10% of the Land Price.

           (2) The aforesaid notices issued by Party A informing Party B of the completion of the abovementioned Public Basic Infrastructure may be given in any order and, for the purpose of payment, shall be accepted by Party B that the said Public Basic Infrastructure has been completed on the date stated therein.

           (3) The instalments referred to in paragraph (1) shall be paid to Party A by way of electronic transfer of funds to the Bank of China Industrial Park Sub-Branch of 88 Donghuan Road, Suzhou, 215001 People's Republic of China for the US$ A/c
                No 412-148-250-000-188 and payment shall be deemed to be received by Party A only upon the payment being received by Party A's aforesaid Bank and credited into Party A's aforesaid account.

                                  ANNEXURE 6

                           GUARANTEE TO BE GIVEN BY
                          ADVANCED MICRO DEVICES, INC.
                          ----------------------------


          THIS GUARANTEE is issued on [                 ] 1995
          -------------

           BY:-

                ADVANCED MICRO DEVICES INC., a corporation duly organised under
                -----------------------------
                the laws of the State of Delaware and having its registered office at One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453, U. S. A. hereinafter referred to as "the Guarantor", which expression shall include its successors)

           IN FAVOUR OF:-

                CHINA-SINGAPORE SUZHOU INDUSTRIAL PARK DEVELOPMENT
                ---------------------------------------------------
                CO., LTD. of Jin Ji Lake Holiday Resort, Sanxin Lu, Postal Code
                ---------
                21500, the Municipality of Suzhou, the Province of Jiangsu,
                The People's Republic of China (hereinafter referred to as "CSSD", which expression shall include its successors and assigns).


                 WHEREAS:
                 --------

           (A)   Pursuant to a Memorandum of Understanding dated 14
           September 1994 and four Agreements for the Extension of the Memorandum of Understanding (hereinafter collectively referred to as "the Memorandum") entered into between CSSD and Advanced Micro Devices, Inc. (hereinafter referred to as "the Guarantor"), CSSD had agreed to reserve for AMD a parcel or land of approximately 5.9 hectares in an industrial township developed or to be developed in the Municipality or Suzhou known as the Suzhou Industrial Park.

           (B) At the request of the Guarantor and Advanced Micro Devices (Suzhou) Limited (hereinafter referred to as "the Company") and in reliance upon this Guarantee to be furnished by the Guarantor, CSSD has agreed to enter into a Contract for Transfer of the right to the Use of State-owned Land dated [ ] (hereinafter referred to as "the Contract") for the transfer to the Company of the right to the use of the land parcel more particularly described in Annexure 1 of the Contract on the condition that the Guarantor issues this Guarantee to secure the obligations and liabilities of the Company to pay the Land Price (as defined in the Contract) and any penalty payable thereon (hereinafter collectively referred to as "the Secured Sum").

                    NOW THIS DEED WITNESSETH as follows:--

           1.   DEFINITIONS

                In this Guarantee, except where the context otherwise requires:-

                "United States Dollar(s)" and "US $" mean the lawful currency of the United States of America;

                "Business Day" means in relation to United States Dollars, a day (other than Saturday or Sunday) on which commercial banks are open for dealings in deposits of United States Dollars in both Suzhou, The People's Republic of China and New York;

                "Guarantee" means this Guarantee as from time to time amended, modified or supplemented (and any document which amends, modifies or supplements this Guarantee);

                Words (including words defined herein) denoting the singular number only shall include the plural and vice versa.

                The words "written" and "in writing" include any means of visible reproduction.

                References to "Clauses" are to be construed as references to clauses of this Guarantee. Any reference to a sub-Clause or a paragraph is to a sub-Clause or paragraph of the Clause in which such reference appears.

           2.   GUARANTEE
                ---------

           2.1 In consideration of CSSD agreeing at the request or the Company and the Guarantor to enter into the Contract with the Company and to the Company paying the Land Price by way of instalments in accordance with the terms of the Contract and in consideration of the sum of US$1O/- paid by CSSD (the receipt and sufficiency of which is hereby acknowledged by the Guarantor), the Guarantor hereby irrevocably and unconditionally guarantees to CSSD as principal obligor and not merely as surety, that if for any reason the Company does not pay all or any part of the Secured Sum by the time, on the date and in the manner specified in the Contract, the Guarantor will pay that sum, in the currency in which that sum is payable by the Company under the Contract.

           2.2 The Guarantor shall make payment to CSSD immediately upon first demand given by CSSD to the Guarantor without requiring CSSD to take any further step in relation to the Company except that CSSD agrees to give the Guarantor written notice that the Company has failed to pay any part of the Secured Sum on the date or in the manner specified in the Contract and to allow the Guarantor 14 days to make such payment. The Guarantor hereby waives any right it may have of first requiring CSSD to proceed against, or enforce any other rights or security of the Company or any other person before claiming from the Guarantor hereunder.

           2.3 As between the Guarantor and CSSD but without affecting the Company's obligations, the Guarantor shall be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, the Guarantor shall not be discharged, nor shall its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Company or any other person,
                (2) any amendment to any other provision of this Guarantee or its related security document or any security or other guarantee or indemnity, (3) the making or absence of any demand on the Company or any other person for payment, (4) the enforcement or absence of enforcement of the Contract or of any security or other guarantee or indemnity, (5) the release of any security or other guarantee or indemnity, (6) the insolvency, dissolution, reconstruction or reorganisation of the Company or any other person, (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Guarantee or any of the Company's obligations under the Contract or (8) any other matter or thing whatsoever).

           2.4 This Guarantee shall be a continuing guarantee and shall extend to the ultimate balance of the Secured Sum payable by the Company under the Contract notwithstanding any change in the names, style or constitution of the Company.

           2.5 The obligations of the Guarantor under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable under this Guarantee and no part of the Secured Sum remains payable under the Contract. Furthermore, those obligations of the Guarantor are additional to, and not instead of; any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

           2.6  So long as any sum remains payable under this Guarantee:-

                (a) any right of the Guarantor, by reason of performance of any of its obligations under this Clause 2, to be indemnified by the Company or to take the benefit of or enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as CSSD may require; and

                (b) any amount received or recovered by the Guarantor as a result of any exercise of any such right in contravention of the provisions of paragraph (a) above up to the amount of the Secured Sum shall be held in trust for CSSD and immediately paid to CSSD.

           2.7 Any amount received or recovered by CSSD (otherwise than as a result of a payment by the Company to CSSD) in respect of any sum payable by the Guarantor under this Guarantee may be placed in an interest bearing suspense account and kept there for so long as any sum then due and payable under this Guarantee remains payable to CSSD under this Guarantee.

           2.8 As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any part of the Secured Sum expressed to be payable by the Company to CSSD under the Contract but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party to the Contract or this Guarantee) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to CSSD on first demand.


3.         PAYMENTS
           --------

           3.1 Unless otherwise provided by this Guarantee, all payments of any amounts due from the Guarantor under this Guarantee to CSSD shall be made (1) if due in United States Dollars, in United States Dollars in immediately available and freely transferable funds, not later than 10 a.m. (Suzhou time) on the due date, by crediting such account of CSSD as CSSD may from time to time designate, and (2) if due in any other currency, in that currency in same day funds by 10 a.m. (of the time of the country of that currency) on the due date, by crediting such account of CSSD with such bank as CSSD may from time to time designate.

           3.2 Whenever any payment under this Guarantee would but for sub-Clause 3.1 fall due on a day which is not a Business Day, then the due date for payment thereof shall be postponed to the next succeeding day which is a Business Day.

           3.3 If the amount received by CSSD from the Guarantor on any date is less than the total sum remaining or becoming due under this Guarantee on that date, then regardless of any appropriation of all or part of that amount by the Guarantor, CSSD shall apply that amount in payment of whichever part(s) of that sum it determines to be most appropriate.


4.         CURRENCY INDEMNITY
           ------------------

           4.1 Any amount received or recovered by CSSD in respect of any sum expressed to be due to it from the Guarantor under or in connection with this Guarantee in a currency (such currency being referred to as the "Relevant Currency") other than the currency in which such sum is expressed to be due under this Guarantee (such currency being referred to as the "Currency of Account") whether as a result of, or of the enforcement of, a judgment or order of a court or tribunal of any jurisdiction, in the dissolution of the

                Guarantor or otherwise, shall only constitute a discharge to the Guarantor to the extent of the amount in the Currency of Account which CSSD is able, in accordance with its usual practice, to purchase with the amount of the Relevant Currency so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do
                so).

           4.2 If that amount in the Currency of Account is less than the amount of the Currency of Account due to CSSD under or in connection with this Guarantee, the Guarantor shall indemnify it against any loss sustained by it as a result. In any event, the Guarantor shall indemnify CSSD against the cost of making any such purchase.

           4.3 The indemnities contained in this Clause 4 constitute a separate and independent obligation from the other obligations in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by CSSD and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Guarantee or any judgment or order. No proof or evidence of any actual loss may be required.

           5.   TAXES
                -----

           5.1 All sums payable by the Guarantor under this Guarantee shall be paid (1) free of any restriction or condition, (2) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any taxes and (3) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

           5.2 If the Guarantor (or any person on its behalf) is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Guarantor to CSSD under this Guarantee:-

                (a) the Guarantor shall notify CSSD of any such requirement or any change in such requirement as soon as it becomes aware of it;

                (b) the Guarantor shall pay any such tax or other amount before the date on which penalties attach thereto;

                (c) the sum payable by the Guarantor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, CSSD receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

                (d) within 14 days after paying any sum from which it is required by law to make any deduction or withholding, and within 14 days after the due date of payment of any tax or other amount which it is required by paragraph (b) to pay, the Guarantor shall deliver to CSSD evidence satisfactory to CSSD of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

           6.   REPRESENTATIONS AND WARRANTIES
                ------------------------------

           6.1 The Guarantor represents and warrants to and for the benefit of CSSD that:-

                (1) it has the power to enter into and perform this Guarantee and has taken all necessary action to authorise the execution, delivery and performance of this Guarantee and the transactions contemplated hereby in accordance with the terms hereof;

                (2) this Guarantee constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with the terms hereof for so long as the Company has any liability under the Contract to pay the Secured Sum or any part thereof and its obligations hereunder will constitute direct, unconditional and general obligations of the Guarantor;

                (3) the execution, delivery and performance by it of this Guarantee and the transactions contemplated hereby will not exceed any power granted to it by or violate in any material respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court to which it is subject, or (ii) any provision of its constitutive documents, or (iii) any contract or other undertaking, agreement or instrument to which it is a party or which is binding upon it or any of its assets, and does not and will not result in the creation or imposition of any charge, pledge, hypothecation, preferential right, lien, encumbrance or security interest on any of its assets pursuant to the provisions of any such contract or other undertaking or instrument; and

                (4) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into and perform and comply with its obligations under this Guarantee, and (b) to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done.

           6.2 The Guarantor warrants to and for the benefit of CSSD that each of the above representations and warranties will be correct and complied with in all material respects so long as any sum remains payable under this Guarantee or so long as any part of the Secured Sum remains payable under the Contract.


           7.   COSTS AND EXPENSES
                ------------------

                The Guarantor shall pay to CSSD on demand all costs and expenses (including legal fees) incurred by CSSD in protecting or enforcing any rights against the Guarantor under this Guarantee.


           8.   CALCULATIONS AND EVIDENCE
                -------------------------

                The entries made in the accounts maintained by CSSD in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Guarantor recorded in them.

           9.   ASSIGNMENT
                ----------

           9.1 This Guarantee shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Guarantee. Any reference in this Guarantee to any party shall be construed accordingly.

           9.2 The Guarantor shall not assign or transfer all or part of its rights or obligations under this Guarantee.

           9.3 CSSD may assign all or part of its rights under this Guarantee without the consent of the Guarantor. Any such assignee shall be entitled to the full benefit of this Guarantee to the same extent as if it were an original party in respect of the rights assigned to it.

           9.4 CSSD may disclose to a potential assignee or any other persons proposing to enter into contractual arrangements with CSSD in relation to the Contract or this Guarantee such information about the Guarantor as it may think fit.

           10.  REMEDIES AND WAIVERS
                --------------------

                Save as otherwise provided in this Guarantee, time shall be of the essence of this Guarantee but no failure on the part of CSSD to exercise, and no delay on its part in exercising, any right or remedy under this Guarantee will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.


           11.  NOTICES
                -------

           11.1 Any demand, consent, notice or other communication ("notice") authorized or required to be made hereunder shall be in writing and may be given by facsimile, telex, cable, post or hand to a party addressed as follows:-

                To the Guarantor: Advanced Micro Devices, Inc.
                                  One AMD Place
                                  P.O. Box 3453, Mail Stop 68
                                  Sunnyvale, CA 94088-3453, U.S. A.
                                  Attention:  Thomas Michael McCoy, Secretary
                                  Facsimile:  (408) 774 7002

                To CSSD: China-Singapore Suzhou Industrial Park Development Co., Ltd.
                                  128 Zhu Hui Lu, the Municipality of Suzhou, the Province of Jiangsu,
                                  The People's Republic of China,
                                  Postal Code 215006
                                  Attention : Chief Executive Officer
                                  Facsimile:  512-529 7941

           11.2 A notice:

                (a) if sent by telex shall be deemed to be received upon receipt by the sender of the answerback code and the number of the recipient at the conclusion of the transmission;

                (b) if delivered by facsimile transmission shall be deemed to be received on the date of transmission;

                (c) if sent by prepaid registered or certified post (airmail, if appropriate) shall be deemed to have been given two (2) business days after the day on which it was posted;

                (d) if delivered by hand during normal business hours on a business day shall be deemed to have been given on that day, or in any other case of hand delivery shall be deemed to have been given on the business day following the date of delivery.

           12.  PARTIAL INVALIDITY
                ------------------

                The illegality, invalidity or unenforceability of any provision of this Guarantee under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


           13.  GOVERNING LAW AND JURISDICTION
                ------------------------------

           13.1 This Guarantee shall be governed by, and construed in accordance with, the laws of Singapore.

           13.2 In relation to any legal action or proceedings arising out of or in connection with this Guarantee ("Proceedings"), the Guarantor hereby irrevocably submits to the jurisdiction of the courts of Singapore and waives any objection to Proceedings in any such courts on the grounds of venue or on the grounds that the Proceedings have been bought in an inconvenient forum.

           13.3 Those submissions shall not affect the right of CSSD to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude CSSD from taking Proceedings in any other jurisdiction.

           13.4 The Guarantor hereby irrevocably appoints AMD Holdings (Singapore) Pte Ltd whose present address is at 24 Raffles Place #26-05 Clifford Centre Singapore (or, such other person in Singapore as the Guarantor may propose to and agreed by CSSD in writing from time to time) to receive, for the Guarantor and on its behalf, service of process in any Proceedings in Singapore. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by the Guarantor). However, nothing shall affect CSSD's right to serve process in any other manner permitted by law.

     IN WITNESS WHEREOF this Guarantee has been executed as a Deed the day and year first above written.


Signed, sealed and delivered by

for and on behalf of
ADVANCED MICRO DEVICES, INC.
in the presence of:-

(Notary Public)

                                  ANNEXURE 7


                  RESULTS OF SOIL TESTS CONDUCTED BY PARTY B
                  ------------------------------------------

                                                                            32-1

                                    Sheet 1
AMD Suznou
Sail Analysis Summary

from Keller & Gannon Final Report dated May 1995
Units = mg/kg                                               Sample Location

                    ------------------------------------------------------------              ---------
Compund                 K1      K2      K3      G3      G7      G4      G6              DET. Limits (mg/kg)
                    ------------------------------------------------------------              ---------
Methamidophos            ND      ND      ND                                                       0.05
                    --------------------------
Dimethoate               ND      ND      ND                                                       0.01
                    --------------------------
Parathion-meth           ND      ND      ND                                                       0.02
                    --------------------------
Nitrofen                 ND      ND      ND                                                    0.00005
                    --------------------------
Cypermethrin             ND      ND      ND                                                      0.001
                    --------------------------
alpha -HCH               ND 0.00010      ND                                                    0.00005
                    --------------------------
gamma -HCH               ND      ND      ND                                                    0.00002
                    --------------------------
pp'-DDE                  ND      ND      ND                                                    0,00008
                    --------------------------
Org. C(%)              2.00    2.76    2.23
                    --------------------------
Zn                    88.90   85.00   78.90
                    --------------------------
Ni                    40.90   35.9O   39.60
                    --------------------------
Cu                    49.80   51.10   54.30
                    --------------------------
Pb                    29.70   41.40   46.11
                    --------------------------
Cr                    53.00   48.90   50.20
                    --------------------------
Cd                     0.13    0.12    0.10
                    --------------------------
As                     8.00    5.90    4.60
                    --------------------------
Hg                     0.22    0.16    0.29
                    --------------------------
Co                    13.70   14.00   12.70
                    --------------------------
Ag                     0.13    0.12    0.52
                    --------------------------
Mo                    11.90   12.50    9.40
                    ------------------------------------------------------------
TPH                                             206.00  154.00  101.00  183.00
                    ------------------------------------------------------------

Map accompanying annexure 7 of the property in Suzhou, China has been omitted.

                                  ANNEXURE 8


                           DESIGN SPECIFICATIONS OF
                          PUBLIC BASIC INFRASTRUCTURE
                          ---------------------------


WATER PIPE:
-----------


The water pipe serving the Land Parcel shall have a capability of delivering 965 cu metres of water per day.


ELECTRICITY SUPPLY CABLE:
-------------------------

The electrical power supply cable serving the Land Parcel shall have a capability of delivering 8,000 kilowatts.


SEWERAGE PIPE:
---------------

The sewer system serving the Land Parcel shall have a capability of disposing of 965 cu metres of sewage per day.


TOWN GAS PIPE:
--------------

The town gas pipe serving the Land Parcel shall have a capability of delivering 2,724 cu metres of gas per day.